UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 8, 2012

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operation and Financial Condition

On May 8, 2012, the registrant provided its financial results for the first quarter ended March 31, 2012.  The Company’s full financial results, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities on May 8, 2012.

Recent Highlights Include:

•                  Vista remains debt free after repaying its $23-million convertible notes in March 2011 and has $14.8 million in cash at March 31, 2012.

•                  In March 2012, the Company received $1.5 million from Awak Mas Holdings Pty. Ltd. (“Awak Mas”) under the additional option agreement, resulting in a gain of $934,000 on the Awak Mas gold project.

•                  In March 2012, the Company received $733,000 from the exercise of certain compensation options, and in April 2012, the Company received $1.1 million from the exercise of certain compensation warrants.

•                  On April 19, 2012, the Company announced that it filed a final short form base shelf prospectus with the securities commissions in each province and territory of Canada (other than Quebec) and that its shelf registration statement on Form S-3 filed with the SEC was brought effective (collectively, the “Offering Documents”).  The Offering Documents were filed to replace Vista’s prior Canadian short form base shelf prospectus that expired last year and Vista’s current shelf registration statement on Form S-3 that expired on May 1, 2012 and allow Vista to make offerings of common shares, warrants, subscription receipts or units for aggregate proceeds of up to US$200 million during specified periods of time.

•                  Under the provisions of the earn-in right agreement (the “Earn-in Right Agreement”) between Vista and Invecture Group S.A. de C.V. (“Invecture”), the Company agreed that if certain specified events (the “adjustment triggering events”) did not occur by specified dates ending on April 30, 2012, the interest that Invecture could earn-in to the Concordia gold project would increase.  Because the adjustment triggering events had not occurred by April 30, 2012, Invecture’s earn-in right increased from 60% to 62.5% effective May 1, 2012.  Also, pursuant to the terms of the Earn-in Right Agreement, the Company received a $2 million payment from Invecture.

Summary of First Quarter 2012 Financial Results

With the continuation of drilling, permitting and development activities at our Mt. Todd gold project and the on-going exploration program at our Guadalupe de los Reyes gold/silver project, we incurred a net loss of $11.2 million, or $0.16 per share ($0.16 per share on a fully diluted basis), for the three months ended March 31, 2012.  This is compared to a net loss of $3.9 million, or $0.06 per share ($0.06 per share on a fully diluted basis), for the same period in 2011.  Compared to the respective prior period, results for the quarter ended March 31, 2012 were primarily attributable to: (i) increased costs of $2.8 million that we incurred to advance the feasibility study and permitting process being undertaken at our Mt. Todd gold project; and (ii) increased costs of $976,000 due to legal and professional fees associated with the Earn-in Right Agreement with Invecture and our Canadian and United States prospectuses and for stock-based compensation for the restricted stock units that we granted in January of 2012.  These increased costs were partially offset by the $934,000 gain we realized on the $1.5 million payment we received from Awak Mas under the additional option agreement.  Additionally, we recognized an unrealized loss of $4.6 million, net of deferred taxes, on our investment in Midas Gold Corp. (“Midas”) due to a decline in the value of its common shares, which is consistent with the decline experienced during the first quarter of 2012 in the value of shares of other junior gold stocks.

Cash and cash equivalents declined by $3.1 million from $17.9 million at December 31, 2011 to $14.8 million at March 31, 2012 in support of advancements at our Mt. Todd gold project, the exploration drilling program at our Guadalupe de los Reyes gold/silver project and the Earn-in Right Agreement with Invecture.  These cash outflows were partially offset by the $733,000 proceeds we received upon the exercise of certain compensation options, the $2 million non-refundable payment we received from Invecture and the $1.5 million option payment we received from Awak Mas.  The payments we received from both Invecture and

Awak Mas reduced the mineral property balances for our Concordia and Awak Mas gold projects by $2 million and $566,000, respectively.  Additionally, our investment in Midas, net of tax, declined in value from December 31, 2011 to March 31, 2012 as noted above.  Lastly, we recognized stock-based compensation expense of $1 million for outstanding stock awards, including the restricted stock units we granted in January 2012.

The following table summarizes Vista’s selected financial data.  To review the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2012, including the related Management’s Discussion and Analysis, visit any of the following websites:  www.sedar.com, www.sec.gov or www.vistagold.com.

All dollar amounts in this press release are in United States dollars, except dollar amounts (other than per share data) in the following table, which are in thousands of United States dollars.

	Three Months Ended
	March 31,
Selected Financial Data	2012	2011

Results of operations:
Net loss	$(11,226)	$(3,877)
Basic and diluted loss per share	(0.16)	(0.06)

Cash flows:
Net cash used in operating activities	(7,049)	(4,468)
Net cash provided by investing activities	3,276	243
Net cash provided by/(used in) financing activities	733	(22,927)

	March 31,		December 31,
Financial Position	2012		2011

Current assets	$17,158		$20,170
Total assets	167,876		180,603
Current liabilities	3,052		3,223
Total liabilities	36,218	(a)	39,380	(a)
Shareholders’ equity	131,658		141,223

Working capital	14,106		16,947

(a) Consists primarily of the net deferred tax liability of $32,531 and $35,522 at March 31, 2012 and December 31, 2011, respectively.

Management Conference Call

A conference call with management to review our financial results for the fiscal quarter ended March 31, 2012 and to discuss corporate and project activities is scheduled for Monday, May 14, 2012 at 10:00 a.m. MDT.

Toll-free in North America:  1-866-443-4188

International:  416-849-6196

This call will also be web-cast and can be accessed at the following web location

http://c81.hostcontrols.com/console/console-login?active=yes

This call will be archived and available at www.vistagold.com after May 14, 2012.  Audio replay will be available for 21 days by calling toll-free in North America:  1-866-245-6755, passcode 780534.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01  Regulation FD

On May 8, 2012, the Registrant issued a press release providing its financial results for the first quarter ended March 31, 2012.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1         Press Release dated May 8, 2012*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)

Dated: May 10, 2012	By:	/s/Terri L. Eggert
Terri L. Eggert Interim Chief Financial Officer